Exhibit 99.01

Xcel Energy Announces Proposed Offering of

Convertible Senior Notes due 2027

MINNEAPOLIS—(BUSINESS WIRE)—Xcel Energy Inc. (NASDAQ: XEL) (“Xcel Energy”) today announced that it intends to offer, subject to market and other conditions, $2,000,000,000 aggregate principal amount of convertible senior notes due 2027 (the “convertible notes”) in a private placement under the Securities Act of 1933, as amended (the “Securities Act”). Xcel Energy also intends to grant the initial purchasers of the convertible notes an option to purchase, for settlement within a 13-day period beginning on, and including, the date on which the convertible notes are first issued, up to an additional $300,000,000 aggregate principal amount of the convertible notes.

Xcel Energy intends to use the net proceeds from the offering of the convertible notes to repay short-term borrowings, including a portion of its outstanding commercial paper borrowings and a portion of borrowings under its 364-day delayed draw term loan agreement, and for other general corporate purposes.

Final terms of the convertible notes, including the initial conversion price, interest rate and certain other terms of the convertible notes, will be determined at the time of pricing. The convertible notes will be senior unsecured obligations of Xcel Energy and will be convertible at the option of the holders of such convertible notes upon satisfaction of certain conditions and during certain periods. Interest will be payable semiannually in arrears. Xcel Energy will settle conversions of the convertible notes by paying cash up to the aggregate principal amount of the convertible notes to be converted and paying or delivering, as the case may be, cash, shares of its common stock, $2.50 par value per share, or a combination of cash and shares of its common stock, at its election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the convertible notes being converted.

The offering is being made to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. Any offers of the convertible notes will be made only by means of a private offering memorandum. None of the convertible notes or any shares of the common stock issuable upon conversion of the convertible notes have been or are expected to be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Xcel Energy

Xcel Energy (NASDAQ: XEL) is a leading energy provider, dedicated to serving millions of customers with excellence. We make energy work better for customers, helping them thrive every day. That means always raising the bar — delivering better service and providing more reliable, resilient and sustainable energy.

We are committed to leading the clean energy transition, meeting our customers’ need for more, cleaner power, while keeping bills as low as possible. Because the people we serve depend on us to power their lives.

Headquartered in Minneapolis, we work every day to generate and distribute electricity and gas to customers across eight states: Minnesota, Colorado, Wisconsin, Michigan, North Dakota, South Dakota, New Mexico and Texas.

This press release contains forward-looking statements regarding, among other things, Xcel Energy’s expectations regarding the planned offer and sale of the convertible notes and the contemplated use of proceeds therefrom. Xcel Energy cannot be sure that it will complete the offering or, if it does, on what terms it will complete the offering. Forward-looking statements are based on current beliefs and expectations and are subject to inherent risks and uncertainties, including those discussed under the caption “Item 1A. Risk Factors” in Xcel Energy’s Annual Report on Form 10-K for the year ended December 31, 2025 and in Xcel Energy’s other filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of release, and Xcel Energy is under no obligation to, and expressly disclaims any such obligation, to update or alter its forward-looking statements, whether as the result of new information, future events or otherwise, except as may be required by law.